Exhibit 10.2

Contract

Borrower (Party A): Hangzhou ACEA Pharmaceutical Research Co., Ltd.

Lender (Party B): ACEA Bio (Hangzhou) Co., Ltd.

Party A and Party B, intending to be legally bound, hereby enter into this Contract through full negotiation on the basis of mutual consensus previously achieved with respect to the loan amounts shown below arising out of Party B’s payment of funds on Party A’s behalf as at the end of 2017 in accordance with the provisions of the Contract Law of the People’s Republic of China and other applicable laws, regulations and rules.

1	Loan Amount and Duration

1.1	The loan amounts under this Contract are stated below: (Monetary Unit: RMB Yuan)

Year	Amount
2013	9,000,000.00
2014	10,800,000.00
2015	19,500,000.00
2016	38,900,000.00
2017	73,000,000.00

Note: the loan amount for 2018 shall be subject to the sum actually paid by Party B on Party A’s behalf.

1.2	The duration of each loan under this Contract shall be ten (10) years as from the year when each loan amount is paid by Party B on Party A’s behalf.

The actual duration of each loan shall be subject to the date when the funds loaned from Party B are actually remitted to Party A’s account.

2	Loan Purpose

2.1	The loan funds under this Contract shall be used for Party A’s operational purpose, and shall not be used for any other purpose except with Party B’s written consent.

2.2	Party A undertakes that, if the loan funds hereunder are used for any purpose other than that agreed herein or for illegitimate activities, it shall be solely liable for any and all consequences and solely assume legal liabilities arising thereby, which Party B shall have nothing to do with.

3	Interest Rate, Calculation and Settlement of Interest

3.1	The interest rate applicable to each loan hereunder shall be on an annual basis. Each loan hereunder shall be interest-free during five (5) years from the year following the grant of loan. As from the sixth (6th) year, the interest shall accrue at the annual interest rate of 5.39% (Note: that is, 10% over the interest rate (4.9%) for the loan with a duration of more than five (5) years shown in the List of RMB Loan Interest Rates dated October 24, 2015).

3.2	The interest on all loans hereunder shall be settled on an annual basis and shall be settled before December 31 of each interest-bearing year.

4	Repayment

4.1	The repayment hereunder shall be subject to the payment principle of interest first and then principal.

4.2	Party A shall pay Party B the interest due on the interest settlement day. The initial interest payment date shall be the first interest settlement day after each loan is granted. At the time of making the final installment of repayment, the outstanding principal and interest of the loan shall be paid off in a lump sum.

4.3	Party A shall pay off the interest and repay the principal according to the following schedule:

Year	Initial Interest-bearing Year	Repayment Year of Principal
2013	2019	2023
2014	2020	2024
2015	2021	2025
2016	2022	2026
2017	2023	2027
2018	2024	2028

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5	Rights and Obligations of Party A

5.1	Party A shall be entitled to require Party B to grant each loan as agreed hereunder.

5.2	Party A shall use each loan for the purpose as agreed hereunder and shall repay the principal and interest of the loan as agreed hereunder.

5.3	No Party A’s investor shall secretly withdraw the funds, divert the assets or arbitrarily transfer its shares for the purpose of evading its debts owed to Party B.

5.4	Party A shall discharge other obligations and exercise other rights as stipulated by laws, regulations and rules or agreed herein.

6	Rights and Obligations of Party B

6.1	Party B shall grant each loan to Party A in full and on schedule as agreed hereunder, except that any delay is caused due to Party B’s reasons.

6.2	Party B shall be entitled to recover, or recover in advance, the principal and interest of the loan, either in whole or in part, as agreed hereunder.

6.3	Party B shall be entitled to know about the production and operation, financial activities, inventories and utilization of loan, external guarantees, pending litigation and other contingencies of Party A, and require Party A to provide financial statements and other documents, materials and information on schedule.

6.4	Party B shall be entitled to involve in the financing, asset transfer, merger, division or spin-off, shareholding reorganization, bankruptcy liquidation and other activities of Party A.

6.5	Party B shall discharge other obligations and exercise other rights as stipulated by laws, regulations and rules or agreed herein.

7	Other Provisions

7.1	Any dispute arising during the performance of this Contract shall be resolved by the Parties through friendly negotiation. If the efforts to negotiate have failed, a litigation may be lodged before the People’s Court where Party B domiciles.

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7.2	This Contract shall come into force upon signing (or sealing) by the legal representatives or authorized representatives of the Parties hereto and after being affixed with the official seals of the Parties hereto.

7.3	This Contract shall be made in two (2) originals with each Party holding one (1) original.

7.4	This Contract constitutes the entire agreement between the Parties with respect to the transactions stated herein and replaces all oral discussions or written agreements previously made between the Parties with respect thereto. The invalidity or unenforceability of any provision of this Contract shall not prejudice the validity or enforceability of the remainder of this Contract.

Party A (Official Seal):	Party B (Official Seal):

Hangzhou ACEA Pharmaceutical Research Co., Ltd.	ACEA Bio (Hangzhou) Co., Ltd.

Legal Representative or Authorized Representative:	Legal Representative or Authorized Representative:

(Signature or Seal)	(Signature or Seal)

Date of Signing: August 15, 2018

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